UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2005

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 1, 2005, Susquehanna Bancshares, Inc. and VFAM Enterprises, LLC, a wholly-owned indirect subsidiary of Susquehanna, entered into a Purchase Agreement with Brandywine Benefits Corporation, a Delaware corporation, Rockford Pensions LLC, a Delaware limited liability company and Gary L. Johnson and Margo B. Johnson, the owners of Brandywine, Rockford and an unincorporated business known as “JFP Strategies.” Pursuant to the terms and conditions of the Purchase Agreement, VFAM Enterprises acquired all of the interests from Gary and Margo Johnson in a financial planning, consulting and administration firm specializing in retirement benefit plans for small- to medium-sized businesses. As part of the transactions contemplated by the Purchase Agreement, Gary and Margo Johnson each entered into an Employment Agreement with Susquehanna and VFAM Enterprises.

The registrant issued a press release dated February 1, 2005 announcing the acquisition of Brandywine Benefits Corporation and Rockford Pensions LLC, such release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit
99.1	Press Release, dated February 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ DREW K. HOSTETTER
Name:	Drew K. Hostetter
Title:	Executive Vice President,
CFO & Treasurer

Dated: February 1, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release, dated February 1, 2005